FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.





AS OF JUNE 30, 1996



(Unaudited)



Pages 1 through 5
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
CINERGY CORP.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (in thousands, except per share amounts)
OTHER INCOME AND EXPENSES - NET
  Equity in earnings of subsidiaries                   $355,457           ($9,750)         $345,707
  Income taxes (credit)                                   2,004             2,100            $4,104
  Other - net                                            (1,870)                -           ($1,870)
                                                        355,591            (7,650)         $347,941

INCOME BEFORE INTEREST AND OTHER CHARGES                355,591            (7,650)         $347,941

INTEREST                                                  3,864             6,000            $9,864

NET INCOME                                             $351,727          ($13,650)         $338,077

AVERAGE COMMON SHARES OUTSTANDING                       157,448                             157,448

EARNINGS PER COMMON SHARE                                 $2.23                               $2.15

DIVIDENDS DECLARED PER COMMON SHARE                       $1.72
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CINERGY CORP.
PRO FORMA BALANCE SHEET
AT JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
ASSETS
CURRENT ASSETS
  Cash and temporary cash investments                    $8,847                 -            $8,847
  Accounts receivable                                        47                 -                47
  Accounts receivable from affiliated
    companies                                             7,455                 -             7,455
                                                         16,349                 -            16,349
OTHER ASSETS
  Investment in subsidiaries                          3,045,644            90,250         3,135,894
  Other                                                   1,655                 -             1,655
                                                      3,047,299            90,250         3,137,549

                                                     $3,063,648           $90,250        $3,153,898

CAPITALIZATION AND LIABILITIES

COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 157,679,129                     $1,577                 -            $1,577
  Paid-in capital                                     1,594,920                 -         1,594,920
  Retained earnings                                     981,003           (13,650)          967,353
  Cumulative foreign translation adjustment                (567)                -              (567)
    Total common stock equity                         2,576,933           (13,650)        2,563,283

LONG-TERM DEBT                                                -                 -                 -
    Total capitalization                              2,576,933           (13,650)        2,563,283

CURRENT LIABILITIES
  Notes payable                                         474,000           100,000           574,000
  Accounts payable                                          234                 -               234
  Accounts payable to affiliated companies               12,741                 -            12,741
  Accrued taxes                                          (1,046)           (2,100)           (3,146)
  Accrued interest                                        1,043             6,000             7,043
                                                        486,972           103,900           590,872

OTHER LIABILITIES
  Deferred income taxes                                    (258)                -              (258)
  Other                                                       1                 -                 1
                                                           (257)                -              (257)

                                                     $3,063,648           $90,250        $3,153,898
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CINERGY CORP.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
BALANCE JULY 1, 1995                                   $900,094                 -          $900,094

  Net income                                            351,727           (13,650)          338,077
  Dividends on common stock                            (270,559)                -          (270,559)
  Other                                                    (259)                -              (259)

BALANCE JUNE 30, 1996                                  $981,003          ($13,650)         $967,353
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CINERGY CORP.

Pro Forma Journal Entries to Give Effect to Cinergy Corp.'s
Proposed Investment of $100 Million in a Wholly-Owned Nonutility
Subsidiary of Cinergy Investments, Inc., Cinergy Solutions, Inc.*

Entry No. 1

Investment in subsidiaries                                      **
  Notes Payable                                                      $100,000,000

To record issuance of notes payable used to finance investment in Cinergy Solutions, Inc.
and to record corresponding investment in Cinergy Solutions, Inc.

Entry No. 2

Interest expense                                                **
  Accrued Interest                                                     $6,000,000

To record interest on notes payable issued to purchase investment in Cinergy Solutions, Inc.
($100,000,000 @ 6.0%)

Entry No. 3

Accrued taxes                                                   **
  Income taxes                                                         $2,100,000

To record reduction in income tax expense due to interest on notes payable issued to purchase investment in Cinergy Solutions, Inc. ($6,000,000 @ 35%)

Entry No. 4
Equity in earnings of subsidiaries                              **
  Investment in subsidiaries                                           $9,750,000

To record the net effect of Cinergy Investment Inc.'s pro forma journal entries involving interest and income tax expense on Cinergy Corporation
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